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                                                                      Exhibit 12

                         Unitrin, Inc. and Subsidiaries
         Computation of Consolidated Ratios of Earnings to Fixed Charges
                             (Dollars in Millions)

                                                                                    Year Ended December 31,
                                                                --------       --------------------------------------------
                                                                  2002           2001        2000       1999         1998
                                                                --------       --------     -------   --------    ---------
Excluding Interest on Universal Life and Annuity
  Accounts and Investment Certificates
  and Savings Accounts:
     Income before Income Taxes and Equity in
        Net Income (Loss) of Investees                          $  (24.6)      $  542.5     $ 152.2   $  237.0    $   687.1
     Dividend from Investee                                            -            1.7         2.3        2.3          2.3
     Fixed Charges, Excluding Capitalized Interest                  14.1           10.6        14.9        5.6          6.7
                                                                --------       --------     -------   --------    ---------
     Adjusted Earnings before Income Taxes and Fixed Charges    $  (10.5)      $  554.8     $ 169.4   $  244.9    $   696.1
                                                                --------       --------     -------   --------    ---------

     Interest, Excluding Interest on Universal Life
        and Annuity Accounts and Investments
        Certificates and Savings Accounts                       $   12.2       $    9.0     $  13.4   $    4.2    $     5.3
     Rental Factor                                                   1.9            1.6         1.5        1.4          1.4
     Capitalized Interest                                              -              -         0.4        0.8            -
                                                                --------       --------     -------   --------    ---------
     Total Fixed Charges                                        $   14.1       $   10.6     $  15.3   $    6.4    $     6.7
                                                                --------       --------     -------   --------    ---------

     Ratio of Earnings to Fixed Charges, Excluding
        Interest on Universal Life and Annuity
        Accounts and Investment Certificates
        and Savings Accounts:                                       (0.7)x         52.3 x      11.1 x     38.3 x      103.9x

Including Interest on Universal Life and Annuity
  Accounts and Investment Certificates
  and Savings Accounts:
     Income before Income Taxes and Equity in
        Net Income (Loss) of Investees                          $  (24.6)      $  542.5     $ 152.2   $  237.0    $   687.1
     Dividend from Investee                                            -            1.7         2.3        2.3          2.3
     Fixed Charges, Excluding Capitalized Interest                  52.9           56.8        57.7       40.0         41.0
                                                                --------       --------     -------   --------    ---------
     Adjusted Earnings before Income Taxes and Fixed Charges    $   28.3       $  601.0     $ 212.2   $  279.3    $   730.4
                                                                --------       --------     -------   --------    ---------

  Interest, Including Interest on Universal Life
     and Annuity Accounts and Investments
     Certificates and Savings Accounts                          $   51.0       $   55.2     $  56.2   $   38.6    $    39.6
  Rental Factor                                                      1.9            1.6         1.5        1.4          1.4
  Capitalized Interest                                                 -              -         0.4        0.8            -
                                                                --------       --------     -------   --------    ---------
  Total Fixed Charges                                           $   52.9       $   56.8     $  58.1   $   40.8    $    41.0
                                                                ========       ========     =======   ========    =========

  Ratio of Earnings to Fixed Charges, Including
     Interest on Universal Life and Annuity
     Accounts and Investment Certificates
     and Savings Accounts:                                           0.5 x         10.6 x       3.7 x      6.8 x       17.8x
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The ratios of earnings to fixed charges have been computed on a consolidated basis by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges consist of interest on debt (including or excluding interest on Universal Life and Annuity Accounts and Investment Certificates and
Savings Accounts depending on the caption presented above) and a factor for interest included in rent expense. Income before Income Taxes and Equity in Net
Income (Loss) of Investees has the meaning as set forth in our consolidated statement of income included in our report on Form 10-K for the year ended
December 31, 2002.